Exhibit 99.1

CUMULUS MEDIA INC.

Cumulus Reports Operating Results for First Quarter 2015

ATLANTA, GA — April 30, 2015: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today announced operating results for the three months ended March 31, 2015.

Operating highlights are as follows (in thousands, except percentages):

	Three Months Ended March 31,
	2015	2014	% Change
Revenue:
Broadcast advertising	$251,186	$270,027	(7.0)%
Digital advertising	8,068	9,647	(16.4)%
Political advertising	702	2,175	(67.7)%
License fees & other	11,123	10,195	9.1%
Net revenue	$271,079	$292,044	(7.2)%
Adjusted EBITDA (1)	$44,663	$58,745	(24.0)%

Selected Balance Sheet information:

	As of
	March 31, 2015	December 31, 2014	% Change
Cash and cash equivalents	$22,758	$7,271	213.0%

Term loans	$1,903,875	$1,903,875	—%
7.75% Senior Notes	610,000	610,000	—%
Total debt	$2,513,875	$2,513,875	—%

(1)
Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure and Definition” and “Reconciliation of Non-GAAP Financial Measure to Most Directly Comparable GAAP Measure” included herein.

Results for First Quarter 2015

Net Revenue

The following table presents our broadcast advertising revenues by source:

	Three Months Ended March 31,
	2015	2014	% Change
Broadcast advertising:
Local	$141,633	$146,928	(3.6)%
National	22,807	23,377	(2.4)%
Network	86,746	99,722	(13.0)%
	$251,186	$270,027	(7.0)%

Net revenue for the three months ended March 31, 2015 decreased $21.0 million, or 7.2%, to $271.1 million, compared to $292.0 million for the three months ended March 31, 2014. The decrease resulted from decreases of $18.8 million, $1.6 million, and $1.5 million in broadcasting advertising, digital advertising, and political advertising, respectively. The decrease was partially offset by an increase of $0.9 million in license fees and other revenue.

Content Costs
Content costs consist of all costs related to the licensing, acquisition and development of our programming including local and national talent costs and music license fees.

	Three Months Ended March 31,
	2015	2014	% Change
Content costs	$100,807	$108,493	(7.1)%
Content costs for the three months ended March 31, 2015 decreased $7.7 million, or 7.1%, to $100.8 million, compared to $108.5 million for the three months ended March 31, 2014. This decrease was primarily attributable to our ongoing rationalization of operating costs and a decrease in expenses at WestwoodOne.

Selling, General & Administrative Expenses
Selling, general & administrative expenses consist of expenses related to the distribution and monetization of our content across our platform and overhead expenses.

	Three Months Ended March 31,
	2015	2014	% Change
Selling, general & administrative expenses	$116,307	$115,335	0.8%
Selling, general & administrative expenses for the three months ended March 31, 2015 remained relatively flat, increasing less than 1.0% to $116.3 million compared to $115.3 million for the three months ended March 31, 2014.

Corporate Expenses, Including Stock-based Compensation Expense
Corporate expenses consist primarily of compensation and related costs for our executive, finance, human resources, information technology and legal personnel, and fees for professional services. Professional services are principally comprised of outside legal, audit and consulting services.

	Three Months Ended March 31,
	2015	2014	% Change
Corporate expenses	$13,462	$19,194	(29.9)%
Corporate expenses, including stock-based compensation expense, for the three months ended March 31, 2015 decreased $5.7 million, or 29.9%, to $13.5 million, compared to $19.2 million for the three months ended March 31, 2014. This decrease was primarily due to a decrease in severance and legal costs related to our acquisition of Westwood One in December 2013.

Capital Expenditures
Capital expenditures for the three months ended March 31, 2015 totaled $10.1 million. Capital expenditures for the three months ended March 31, 2015 included an investment of approximately $6.0 million in a new office and studio facility in our San Francisco market, $2.0 million in computer upgrades across our broadcast platform and $2.1 million of ongoing maintenance and other routine expenditures. Capital expenditures during the three months ended March 31, 2014 were $1.3 million.

Earnings Call Information
Cumulus Media Inc. will host a teleconference today at 4:30 PM eastern time to discuss its first quarter 2015 operating results. The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 660-422-3366 for conference call access.

Please call five to ten minutes in advance to ensure that you are connected prior to the presentation. The call also may be accessed via webcast at www.cumulus.com.

Following completion of the call, a replay can be accessed until 11:30 PM eastern time, May 30, 2015. Domestic callers can access the replay by dialing 855-859-2056, replay code 30388000#. International callers should dial 404-537-3406 for conference replay access.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors, including, but not limited to risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our ability to access borrowings under our revolving credit facility, our ability from time to time to renew one or more of our broadcast licenses, changes in interest rates, the timing of, and our ability to complete any acquisitions or dispositions pending from time to time, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to manage growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, the impact of regulatory rules or proceedings that may affect our business, or any acquisitions, from time to time, other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”) and any subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media Inc. [NASDAQ: CMLS]
Cumulus Media Inc. (CMLS) combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands in order to deliver premium choices for listeners, provide substantial reach for advertisers and create opportunities for shareholders. As the largest pure-play radio broadcaster in the United States, Cumulus provides exclusive content that is fully distributed through approximately 460 owned-and-operated stations in 90 U.S. media markets (including eight of the top 10), approximately 8,500 broadcast radio affiliates and numerous digital channels. Cumulus believes it is well-positioned in the widening digital audio space through a significant stake in the Rdio digital music service, featuring over 30 million songs on-demand in addition to custom playlists and exclusive curated channels. Cumulus is also the leading provider of country music and lifestyle content through its NASH brand, which serves country fans through radio programming, NASH magazine, concerts, licensed products and television/video. For more information, visit www.cumulus.com

For further information, please contact:
Cumulus Media Inc.
Collin Jones
Investor Relations
404-260-6600
collin.jones@cumulus.com

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Three months ended March 31,
	2015	2014
Net revenue	$271,079	$292,044
Operating expenses:
Content costs	100,807	108,493
Selling, general & administrative expenses	116,307	115,335
Depreciation and amortization	25,311	28,881
LMA fees	2,498	1,557
Corporate expenses (including stock-based compensation expense of $3,863 and $4,091, respectively)	13,462	19,194
Loss (gain) on sale of assets or stations	819	(538)
Total operating expenses	259,204	272,922
Operating income	11,875	19,122
Non-operating (expense) income:
Interest expense	(34,984)	(36,265)
Interest income	358	331
Other income (expense), net	379	(65)
Total non-operating expense, net	(34,247)	(35,999)
Loss before income taxes	(22,372)	(16,877)
Income tax benefit	10,357	7,608
Net loss	$(12,015)	$(9,269)
Basic and diluted loss per common share:
Basic and diluted loss per share	$(0.05)	$(0.04)
Weighted average basic and diluted common shares outstanding	233,125,055	215,703,667

Non-GAAP Financial Measure and Definition
We utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. The non-GAAP financial measure used in this release is Adjusted EBITDA.

We define Adjusted EBITDA as net income (loss) before any non-operating expenses, including depreciation and amortization, stock-based compensation expense, gain or loss on sale of assets or stations (if any), gain or loss on derivative instruments (if any), impairment of intangible assets and goodwill (if any), acquisition-related and restructuring costs (if any) and franchise taxes.

Adjusted EBITDA is the financial metric utilized by management to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our core operations after the incurrence of corporate, general and administrative expenses. Management also uses this measure to determine the contribution of our core operations, including the corporate resources employed to manage the operations, to the funding of our other operating expenses and to the funding of debt service and acquisitions. In addition, Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit facility.

In deriving this measure, management excludes depreciation, amortization, and stock-based compensation expense, as these do not represent cash payments for activities directly related to our core operations. Management excludes any gain or loss on the exchange or sale of any assets or stations as it does not represent a cash transaction. Management also excludes any gain or loss on derivative instruments as it does not represent a cash transaction nor are they associated with core operations. Expenses relating to acquisitions and restructuring costs are also excluded from the calculation of Adjusted EBITDA as they are not directly related to our core operations. Management excludes any impairment of goodwill and intangible assets as they do not require a cash outlay.

Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of media companies. Management has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for media companies and is a key metric for purposes of calculating and determining compliance with certain covenants in our credit facility. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.

A quantitative reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided below.

Reconciliation of Non-GAAP Financial Measure to Most Directly Comparable GAAP Measure
The following table reconciles net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three months ended March 31, 2015 and 2014 (dollars in thousands):

	Three Months Ended March 31,
	2015	2014
Net loss	$(12,015)	$(9,269)
Income tax benefit	(10,357)	(7,608)
Non-operating expenses, including interest expense	34,247	35,999
LMA fees	2,498	1,557
Depreciation and amortization	25,311	28,881
Stock-based compensation expense	3,863	4,091
Loss (gain) on sale of assets or stations	819	(538)
Acquisition-related and restructuring costs	—	5,382
Franchise and state taxes	297	250
Adjusted EBITDA	$44,663	$58,745